                                                                 EXHIBIT (23)b


                         INDEPENDENT AUDITORS' CONSENT
                         _____________________________


Utah Power & Light Company
Employee Savings and Stock
Purchase Plan of PacifiCorp:


We consent to the incorporation by reference in Registration Statement Nos. 33-49479 and 33-58461 of PacifiCorp on Form S-8 of our report dated
April 14, 1995, appearing in this Annual Report on Form 11-K of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp for the year ended December 31, 1994.








DELOITTE & TOUCHE LLP

Salt Lake City, Utah
June 22, 1995